EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the use in this Registration Statement on Form S-4 of The GEO Group, Inc. of our report dated January 31, 2011, except for Note 10 as to which the date is April 11, 2011 relating to the financial statements of BII Holding Corporation and its Subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Denver, CO
April 11, 2011